ATTORNEYS AT LAW 100 NORTH TAMPA STREET, SUITE 2700 TAMPA, FL 33602-5810 P.O. BOX 3391 TAMPA, FL 33601-3391 813.229.2300 TEL 813.221.4210 FAX WWW.FOLEY.COM CLIENT/MATTER NUMBER 110623-0108

August 3, 2016

Sunshine Bancorp, Inc.

102 West Baker Street

Plant City, Florida 33563

Ladies and Gentlemen:

We have acted as special counsel to Sunshine Bancorp, Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”) to be filed on the date hereof by the Company with the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of 3,004,209 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), issuable upon the consummation of the merger of FBC Bancorp, Inc., a Florida corporation (“FBC”), with and into the Company, with the Company as the surviving corporation, pursuant to the Agreement and Plan of Merger, dated as of May 9, 2016 (the “Merger Agreement”), by and among the Company and its wholly-owned bank subsidiary, Sunshine Bank, and FBC and its wholly-owned bank subsidiary, Florida Bank of Commerce.

In connection with this opinion, we have examined and relied upon: (i) the Registration Statement; (ii) the Merger Agreement; (iii) the Company’s Articles of Incorporation, as amended; (iv) the Company’s Bylaws; and (v) minutes, resolutions and records of the Company’s Board of Directors relating to the approval of the Merger Agreement and the transactions contemplated thereby, including the issuance of the Shares, together with certain related matters (collectively, the “Transaction Documents”), and we have considered such matters of law and of fact, including the examination of originals or copies, certified or otherwise identified to our satisfaction, of such records, documents, certificates, and other instruments of the Company, certificates of officers, directors and representatives of the Company, certificates of public officials, and such other documents as in our judgment are necessary or appropriate to enable us to render the opinion expressed below. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof, the accuracy and completeness of all records made available to us, and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof. We have assumed the competency and legal capacity of all signatories to the Transaction Documents and the genuineness of all signatures.

Our opinions expressed herein are subject to the following qualifications and exceptions: (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable

BOSTON	JACKSONVILLE	MILWAUKEE	SAN DIEGO	TALLAHASSEE
BRUSSELS	LOS ANGELES	NEW YORK	SAN FRANCISCO	TAMPA
CHICAGO	MADISON	ORLANDO	SHANGHAI	TOKYO
DETROIT	MIAMI	SACRAMENTO	SILICON VALLEY	WASHINGTON, D.C.

August 3, 2016

subordination; and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

For the purpose of the opinion rendered below, we have assumed that any certificates representing the Shares will conform to the Form of Common Stock Certificate included as Exhibit 4.1 to the Registration Statement.

The opinions set forth in this letter are limited solely to the federal laws of the United States of America and the Maryland General Corporation Law, and we express no opinion as to the laws of any other jurisdiction.

Based upon the foregoing, and in reliance thereon, we are of the opinion that, when the Registration Statement becomes effective under the Securities Act, the merger is consummated in accordance with the terms of the Merger Agreement and the Shares are issued and delivered in accordance with the terms of the Merger Agreement and pursuant to the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

Our opinion is given as of the date of this letter only, and we specifically disclaim any responsibility to advise you or any party of any matters arising after the date hereof. This letter is provided as a legal opinion only and does not constitute, and shall not be deemed to constitute, a guaranty, warranty or surety of the matters addressed or the documents referred to herein, and no opinion may be inferred or implied beyond the opinion expressly rendered herein.

We consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not admit that we are “experts” within the meaning of Section 11 of the Securities Act or within the category of persons whose consent is required by Section 7 of the Securities Act.

This opinion is given solely for the benefit of the Company in connection with the Registration Statement, and its successors and assigns, and it may not be furnished to, used by, referenced or relied upon by any other person, firm or entity or in any other connection, or copied, quoted or referred to in any other document or filed with any governmental authority, except as provided in the preceding paragraph, without our prior written consent, which we may grant or withhold in our sole discretion.

Very truly yours,

/s/ Foley & Lardner LLP